As filed with the U.S. Securities and Exchange Commission on May 20, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

Oceanhawk Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

___________________________

Cayman Islands	6770	98-1886973
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

515 Madison Avenue, 8th Floor
New York, NY 10022
United States of America
Telephone: (212) 931-1898
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

___________________________

Ernest Miller
Chief Executive Officer
515 Madison Avenue, 8th Floor
New York, NY 10022
United States of America
Telephone: (212)931-1898
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

___________________________

Copies to:

James R. Brown Douglas C. Lionberger O’Melveny & Myers LLP 700 Louisiana Street, Suite 2900 Houston, Texas 77002 Telephone: (832) 254-1500	Trevor McCabe Carey Olsen Cayman Limited PO Box, 10008 Pavilion East, Cricket Square Grand Cayman, KY1-1101 Cayman Islands Telephone: (345) 749-2042	Mitchell S. Nussbaum David J. Levine Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000

___________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-294512

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Oceanhawk Acquisition Corp. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-294512) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on March 23, 2026, and which the Commission declared effective on May 20, 2026.

This Registration Statement covers the registration of an additional 1,150,000 of the Registrant’s units, including 150,000 units that may be purchased by the underwriters to cover over-allotments, if any, with each additional unit consisting of one Class A ordinary share and one right to receive one-fourth (1/4) of one Class A ordinary share, redeemable upon the consummation of the initial business combination. Additionally, this Registration Statement covers the registration of an additional 250,000 Class A ordinary shares, or up to 287,500 Class A ordinary shares if the underwriters exercise the over-allotment option in full, pursuant to the increase in the number of rights to receive one-fourth (1/4) of one Class A ordinary share, redeemable upon the consummation of the initial business combination outstanding included in the additional Registrant’s units. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on May 21, 2026) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of May, 2026.

Oceanhawk Acquisition Corp.

By:	/s/ Ernest Miller
	Name:	Ernest Miller
	Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ernest Miller	Chief Executive Officer and Director	May 20, 2026
Ernest Miller	(Principal Executive Officer)

/s/ Jon Ryan	Chief Financial Officer, President and Director	May 20, 2026
Jon Ryan	(Principal Financial and Accounting Officer)

/s/ Michael Maggard	Director	May 20, 2026
Michael Maggard

/s/ Daniel Collingridge-Padbury	Director	May 20, 2026
Daniel Collingridge-Padbury

/s/ Jonathan Nickell	Director	May 20, 2026
Jonathan Nickell

II-1

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 20th day of May, 2026.

By:	/s/ Ernest Miller
	Name:	Ernest Miller
	Title:	Chief Executive Officer (Principal Executive Officer)

II-2

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Carey Olsen Cayman Limited
5.2	Opinion of O’Melveny & Myers LLP
23.1	Consent of Carey Olsen Cayman Limited (included in Exhibit 5.1)
23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.2)
23.3	Consent of MaloneBailey, LLP
107	Filing Fee Table

II-3